Exhibit 10.35

[English translation for reference only]

Mortgage with Jinjiang Branch of Agricultural Bank of China
(No.: 35906200900002669) for RMB58 million

Mortgage Contract in Maximum Amount

Agricultural Bank of China

Mortgage Contract in Maximum Amount

Contract No： 35906200900002669

Mortgagee Party A (Full name）: Agricultural Bank of China (ABC), Jinjiang Branch
Mortgagor Party B (Full name）: Guanke (Fujian) Electron Technological Industry Co., Ltd

In order to ensure the realization of mortgagee’s rights, mortgagor would like to provide the maximum mortgage for the loan entered into by and between the two parties. Accordance with relevant laws and regulations, the two parties agree to enter into this contract and the two parties should comply with this contract together.

●	Article I Warranted Principal Credit And Maximum Amount

1、Mortgagor is willing to issue a guarantee of the following claims for mortgagee and debtor. The guaranteed creditor’s right refers to the a series of claims caused due to Party A’s continuously issuing loan to Party B, which has the maximum amount of RMB 58,000,000(58 Million Yuan). Foreign currency transaction; According to this article (1), this signature day is the basis for selling and discount.

（1）   The mortgagee deal with all businesses formed claims from March 4, 2009 to March 3, 2011. This period shall also be the firm period of maximum secure claims. The above-mentioned services specifically include: (subject to “√”)

√□RMB/ Foreign currency loans

√□Deposit Exemption Application

 √□Export Packaged Loans

  □Commercial Bill discount
√□Import Bill Advance       □Bank Guarantee
 □Trade Acceptance        √□Bills Purchase
√□Other Businesses: International Trade Financing

(2) The mortgagee and the debtor have formed unpaid claim principal and corresponding interest, default interest, compound interest, other expenses etc under this main contract, of which the interest, default interest, compound interest, other expenses will be effective from the agreed calculation day to actual indemnity day.

Contract Name	Contract No	Unpaid Principal	Currency
N/A

 (The new-added attached sheet is an integral part of this contract.)

2、The type, amount, interest rate, duration of each business under this contract are all subject to related legal documents or certificates.

3、Any time during the period set forth above, if balance of the RMB outstanding claim doesn’t exceed the maximum amount, Mortgagee can issue loan to Party A continuously and circularly. Party B does not necessarily have to enter into recognizance.

4、All operations within this period and within the maximum amount will have no currency limit. The mortgage undertakes its liability to guarantee according to the original currency.

●	Article 2 Security Guarantee Scope

The outstanding security guarantee includes the principal claim, loan principal, default interest, compound interest, liquidated damages, compensation and other fees, including but not limited, legal fees, arbitration fees, and fees for protect assets, traveling fees, fees for executing, assessment fees and auction fees. Affected by exchange rate, the actual exceeding part of maximum remaining balance, mortgages is willing to undertake the obligation of warranty.

●	Article 3 Mortgage

l 、The mortgagor hereby agrees to set state-owned land use right as mortgage. For detailed information of the above-mentioned collateral, please refer to No. 2669-1 “Real Estate Mortgage List". This Mortgage List shall be an integral part of this contract, and has the same legal effect as this contract.

2、The provisional price of above-mentioned collateral is (Currency and AMOUNT IN WORDS) RMB 61,716,000. Its final value is subject to the actual collateral price in mortgaging.

●	Article 4 Mortgagor’s commitment

1 、Mortgagor has, according to the related requirements and the procedure, been authorized for guarantees needed in this contract.

2 、Mortgagor has full and indisputable property or disposing rights for the mortgage.

3 、The mortgage can be legally circulated or transferred.

4 、The mortgage has not been sealed up, detained, or supervised.

5 、Mortgagor shall notify tax in default, construction project cost, mortgage or rent information of the pledge.

6、Mortgagor has got the approval from its co-owner for this mortgage issue under this contract.

7、 When in mortgage period, mortgagor shall notify mortgagee in written form for the following conditions:
 (1) The collateral is sealed up, detained, supervised or taken into other precautionary measures etc;

(2) Mortgagor change capital structure or management system, including but not limited to contract, rent, shareholding reform, joint operation, merger and acquisition, separation, joint ventures, and property transfer etc;

(3) Mortgagor is revoked; cancellation of business license; or been declared dissolution;

(4) Mortgagor files for bankruptcy, reforming, reconciliation or been declared bankrupt etc;

8、The collateral will not affect mortgagee to o realize its mortgage rights.
●	Article 5 Mortgage Effects

If mortgagor fails to fulfill the obligation according to the contract, mortgagee has the right to take the responsibility of guaranty within the scope of its guaranty, no matter mortgagee whether has other guarantee upon the claims (including but not limited, guaranty, mortgage, pledge, insurance letter and standby L/C, etc.) under the major contract.

●	Article 6 Management of Mortgaged Property

l 、The collateral is managed by mortgagor. The mortgagor has the right of proper management and rational use. While the mortgagee has the right to supervise and inspect the management and application situation of the collateral;

2、While in mortgage period, without the written consent of mortgagee, the mortgagor shall not be allowed to gift, transfer, rent, remortgage or any other disposing ways. With the written consent of mortgagee, the received money by above-mentioned disposing ways shall pays off all claimed credit or drawings in advance.

3 、While in mortgage period, if the mortgaged item has been damaged, lost, collected, or controlled by the third party, the mortgagor shall carry out effective measures to prevent the expansion of loss, and notify mortgagee simultaneously and immediately in written form.
The mortgagee has the privilege to obtain insurance benefit, compensation money. If the duration of secured creditor's right is not expired, mortgagee has the right to ask for payoff debts or drawing in advance;

4、While in mortgage period, suppose the mortgage price has been decreased, mortgagee has the right to ask for restore the original value.

●	Article 7 Insurance of Mortgaged Property

1、Mortgagor shall, according to mortgagee's request, establish related insurance and assign mortgagee as the 1st beneficiary. The original insurance documents shall be kept by mortgagee.

2 、The insurance expenses shall be paid by mortgagor. He is required to provide full amount insurance premium timely and perform the duties and obligations under the insurance contract (including insurance policy or other insurance certificate, similarly hereinafter).
In mortgage period, mortgagee has the right to pay the insurance premium but the corresponding cost shall be deducted directly from mortgagor’s account.

3 、While in duration, without mortgagee’s written consent, mortgagor shall not revise, change or terminate insurance contract.

4 、In mortgage period, if the mortgaged item is experienced insurance risk, mortgagor shall notice insurer and mortgagee promptly. All the losses will be undertaken by mortgagor for not keeping them posted.

●	Article 8 Mortgage Registration

l 、The mortgagor shall attend to mortgage registration procedures within five days since this contract has become into effect; the mortgage registration document or other legal certificates shall be kept by mortgagee.

2、In mortgage period, if change of registration is required, the mortgagor shall attend to the corresponding procedures promptly.

3、In mortgage period, if mortgagee transfers the maximum mortgage right, mortgagor shall assist and help for attending to related procedures.

●	Article 9 Mortgage Right Transfer

l 、Before the determination of claim of maximum mortgage under this contract, the mortgagee has the right to transfer partial creditor's rights and corresponding mortgage rights.

2、After the determination of claim of maximum mortgage under this contract, the mortgagee has the right to transfer partial creditor's rights and not to transfer corresponding mortgage rights.

●	Article 10 Determination of Secured Creditor's Right

The determination of claim of maximum mortgage will be fixed when the following situations occur:

l 、Duration is expired. “Period expires” include Article I of this contract for the date, and any termination date per state laws and regulations when the mortgagor violates related laws or unfulfilled its duty.

2 、New creditor's rights are impossible to occur

3 、The mortgage is sealed up or detained;

4 、Debtor or mortgagors are declared bankruptcy or abolished.

5 、Other situations according to the legal rules;

●	Article 11 Enforcement of Mortgage Right

l 、Mortgagee can perform mortgages right and enjoy the privilege to get paid by auction.

(1)Duration is expired. “Period expires” include Article I of this contract for the date, and any termination date per state laws and regulations when the mortgagor violates related laws or unfulfilled its duty.

 (2) Mortgagor is revoked; cancellation of business license; or been declared dissolution;

 (3) Mortgagor files for bankruptcy, reforming, reconciliation or been declared bankrupt etc;

(4) Mortgagor and debtor are died, declared missing or announced death;

(5) The mortgage is sealed up; detained, supervised or other precautionary measures are carried out;

(6) The mortgage is damaged, lost or collected by government;

(7) Mortgagor is unable to provide the corresponding guarantee, or restore its value;

 (8)Mortgagor violates the duties under this contract under duty;

(9) Other serious situations that affecting the realization of mortgage rights;

2、The creditor's rights under this contract guarantees has at least two guarantors simultaneously (including the tender guarantee provided by debtor himself); mortgagee is authorized to ask any one of them or each to perform security interest;

3、Mortgagor is the third person except debtor. The debtor provide tender guarantee. If mortgagee gives up this security interest, mortgagor agrees and continue to provide mortgage guarantee under this contract. ”This security interest” refers to the security rights of debtor for creditor's rights tender under main contract.

●	Article 12 Liability for Contract Breach

l 、After this contract becoming effective, if mortgagee does not fulfill its duty and causing loss to mortgagor, the corresponding compensation liability shall be undertook.

2 、If mortgagor has the following behaviors, according to 10% of maximum mortgagee under this contract, he shall pay penalty to mortgagee; if any losses are made, he shall provide the full amount compensation simultaneously;

 (1) Has not obtained the legitimate effective authorization which is needed in this contract guarantee;

(2) Not notify tax in default, mortgage construction project funds, disputable, mortgaged, rent, or sealed up, detained supervised and any other situations;

(3) Has not attended to registration formalities according to this contract;

(4) Unauthorized disposal of this mortgage without the written consent of mortgagee;

(5) Fail to restore or provide the corresponding guarantee per mortgagee's request;

(6) Other behaviors that violate this contract or affect the realization of this mortgagee;

●	Article 13 Expenses Obligations

All expenses of registration, assessment, insurance, appraisal, notarization and drawing of this mortgage under this contract shall be covered by mortgagor.

●	Article 14 Disputes Settlement

Suppose any disputes are aroused in performing this contract, both parties shall conduct friendly negotiation. Or the following 1st method is fine as well:

1 、Lawsuit; will be managed by the local People's court of mortgagee;

2、Arbitration; Submit —- (full title of arbitration institution) to carry on arbitration according to related arbitration rules;

In lawsuit or arbitration period, the terms without involving disputable articles under this contract shall still be fulfilled.
●	Article 14 Miscellaneous

I 、Mortgagor shall take initiative to familiarize the operation state of debtor and the related all services performance situation under this contract. All varied main contracts or elated legal documents or certificates under this contract shall not be delivered to mortgagor any more.

●	Article 16 Execution of Contract

This contract shall enter into force from the signing and sealing date by the two Parties.

●	Article 17

This contract is made out in four original, of which mortgagee, mortgagor, debtor, and registration authority all has one respectively, having equal legal effect.

●	Article 18 Warnings

The mortgagee has asked mortgagor pay attention to the comprehensive and accurate understanding of this contract. In addition, specific terms for mortgagor’s requirement have also been provided as well. Hence, hereby both parties are consistent to the understanding of this contract.

Mortgagee (signature) Principal or Authorized agent	Mortgagor (signature) Legal Representative or Authorized agent
Mortgagor (signature) Legal Representative or Authorized agent	Mortgagor (signature) Legal Representative or Authorized agent

 Debtor declaration: has received the above-mentioned Maximum Mortgage Contract, and has agreed on all terms in the contract.

Debtor (signature): Legal Representative: or Authorized agent:

Date of Signature：March 4, 2009

ABCS （2007） 2009

Real Estate Mortgage List

Pledgee（Full name）: Jinjiang Branch of Agricultural Bank of China (ABC)
Pledgor（Full name）: Guanwei (Fujian) Electron Technological Co., Ltd     No：2669-1

Mortgaged Property Name	State-Owned Land Use

Property Owner	Guanwei (Fujian) Electron Technological Industry Co., Ltd	Construction Land Usage Certificate No:	Jin (2009) No: 00103

Location	Houlin Community, Luoshan Street, Jinjiang	Construction Land Usage Type	State-Owned Land Transfer

Property Ownership Certificate No:		Land Usage Period	From(Date) To (Date)

Property Construction Date		Construction Land Usage Purpose	Industry

Property Use		Construction Land Usage Area	70,779.58 Square Meters

Property Construction Area	Square Meter	Of Which Construction Area Takes	Square Meter

This Property Mortgage Area	Square Meter	This Construction and Use Mortgage Area	70,779.58 Square Meters

Mortgage, Rent Issue

This Collateral Provider Property Provisional Price	RMB 61,716,000

Pledgor (signature) Legal Representative or Authorized representative: March 4, 2009		Pledgor (signature) Legal Representative or Authorized representative March 4, 2009

This detailed list is an integral part of (contract name) Mortgage Contract of Maximum Amount (Contract No: 35906201000002669).

Remarks: